Consent of Independent Accountants



We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (Registration Nos. 33-89712, 33-60454, 33-55752, 333-00721, 333-21925, 333-59881, 333-59883, 333-59885, 333-81493, 333-81495 and
Amendment No. 1 to Registration Statement No. 2-84451), and in the Registration Statements on Form S-3 (Registration Nos. 33-89710, 333-00719, 333-06317,
333-21923,  333-31335,  333-34159, 333-46095 and 333-70535) of Base Ten Systems,
Inc. and Subsidiaries, of our report dated April 3, 2000 relating to the financial statements, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP
--------------------------
PricewaterhouseCoopers LLP

Florham Park, New Jersey
April 11, 2000